                                                                   EXHIBIT 21.1

                            STERLING COMMERCE, INC.
                             LIST OF SUBSIDIARIES

                                                JURISDICTION OF
NAME                                             INCORPORATION
----                                            ---------------
DOMESTIC
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Sterling Commerce, Inc., a Wyoming corporation  Wyoming
Sterling Commerce (America), Inc.               Delaware
Sterling Commerce (Mid America), Inc.           Michigan
Sterling Commerce (Northern America), Inc.      Delaware
Sterling Commerce (U.S.), Inc.                  Delaware
Sterling Commerce International, Inc.           Delaware
Sterling Commerce Leasing, Inc.                 Delaware
INTERNATIONAL
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Sterling Commerce B.V.                          Netherlands
Sterling Commerce International SARL            France
Sterling Commerce (France), SARL                France
Sterling Commerce GmbH                          Germany
Sterling Commerce (UK) Ltd.                     United Kingdom
Sterling Electronic Commerce (Canada), Inc.     Canada

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NOTES:
1. Indented names are subsidiaries of the subsidiary listed immediately above such subsidiary.
2. Inclusion in this exhibit is not a representation that the subsidiary is a significant subsidiary.
3. The voting shares of all subsidiaries are 100% owned by Sterling Commerce, Inc., its subsidiaries or employee nominees.